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[FORETHOUGHT LOGO]

                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                             Indianapolis, IN 46204]

                              JOINT ANNUITANT RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the Rider Effective Date. Except where this rider provides otherwise, it is subject to all of the provisions, conditions and limitations of the Contract. Terms used in this rider shall have the same meanings as are set forth in the Contract to which this rider is attached unless otherwise defined in this rider. In case of a conflict between the terms of this rider and the terms of the Contract, the terms of this rider will control.

This rider provides an option that enables the Contract Owner to designate a Joint Annuitant on or after the Contract Issue Date and prior to annuitization. The Contract is modified as follows:

   1. The Contract Owner must designate a Joint Annuitant, by written notice to Us;

   2. The Joint Annuitant has no rights under the Contract prior to the Annuity Commencement Date;

   3. The Joint Annuitant may be changed by the Contract Owner prior to the Annuity Commencement Date;

   4. Effective on the Annuity Commencement Date, the designated Joint Annuitant in effect may not be changed by the Contract Owner;

   5. If the designated Joint Annuitant is still in effect as of the Annuity Commencement Date, the Contract Owner must select an Annuity Option that allows for a Joint Annuitant.

   6. The designated Joint Annuitant must be a natural person.

   7. If there is a change of the Contract Owner from a natural person to a non-natural person, this rider will terminate and the designated Joint Annuitant will no longer be in effect.

RIDER SPECIFICATIONS

RIDER EFFECTIVE DATE: [ 05-01-2016 ]

JOINT ANNUITANT: [ John Doe ]

JOINT ANNUITANT AGE: [ 25 ]

JOINT ANNUITANT GENDER: [ Male ]


SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY
[
          /s/ Samuel Ramos                          /s/ Michael A. Reardon
       ----------------------                      ------------------------
             SECRETARY                                    PRESIDENT]

ICC15-FLICJA